Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Highland Hospitality Corporation

We have issued our report dated June 18, 2004, accompanying the combined financial statements of RadBoy Mt. Laurel, L.L.C. and Mt. Laurel Leasing, LLC included in this Form 8-K/A of Highland Hospitality Corporation for the years ended December 31, 2003 and 2002. We hereby consent to the incorporation by reference of said report in the Registration Statement of Highland Hospitality Corporation on Form S-8 (File No. 333-111341, effective December 18, 2003).

/s/ GRANT THORNTON LLP

Cleveland, Ohio

November 12, 2004